Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed combined consolidated financial information has been prepared using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification, ASC 805 "Business Combinations", giving effect to Burke & Herbert Financial Services Corp.’s (“Burke & Herbert”) acquisition of LINKBANCORP, Inc. (“LNKB”). Under this method, LNKB's assets and liabilities as of the date of the merger will be recorded at their respective fair values and added to those of Burke & Herbert. Any difference between the purchase price for LNKB and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Burke & Herbert in connection with the merger will be amortized to expense over their estimated useful lives. The financial statements of Burke & Herbert issued after the merger will reflect the results attributable to the acquired operations of LNKB beginning on the date of completion of the merger. Effective at 12:01 A.M. Eastern Time on May 1, 2026 (the "Effective Time"), Burke & Herbert, a Virginia corporation, completed its merger with LNKB, a Pennsylvania corporation, pursuant to the Agreement and Plan of Merger dated December 18, 2025 between Burke & Herbert and LNKB (the “Merger Agreement”).

The following unaudited pro forma condensed combined consolidated financial information and accompanying notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Burke & Herbert and accompanying notes included in Burke & Herbert's Annual Report on Form 10-K for the year ended December 31, 2025, and (ii) the historical audited consolidated financial statements of LNKB and accompanying notes included in LNKB's Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference herein.

The unaudited pro forma condensed combined consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments.

Regulation S-X also allows for management adjustments that could include presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur. Please note the unaudited pro forma condensed combined consolidated financial information does not include management adjustments for any potential effects of changes in market conditions, revenue enhancements or expense efficiencies, or any post-closing sale of loans or deposits, among other factors.

The following unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2025, combines the historical financial statements of Burke & Herbert and LNKB and gives effect to the merger as if the merger occurred on December 31, 2025. The unaudited pro forma condensed combined consolidated income statement gives effect to the merger as if the merger occurred on January 1, 2025, for the twelve months ended December 31, 2025. Certain reclassification adjustments have been made to LNKB’s financial statements to conform to Burke & Herbert's financial statement presentation.

The unaudited pro forma condensed combined consolidated financial statements were prepared with Burke & Herbert as the accounting acquirer and LNKB as the accounting acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Burke & Herbert to complete the merger of LNKB will be allocated to LNKB's assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent upon certain valuations and other studies that have been included in the unaudited condensed pro forma financial statements. The pro forma calculations, shown below, include a closing share price of $64.31, which represents the closing price of Burke & Herbert's common stock on April 30, 2026, and a 5-day average share price of $64.35 used to pay fractional shares as agreed upon within the Merger Agreement, defined as the average of the closing sale prices of Burke & Herbert common stock as reported on the Nasdaq Stock

Market LLC (“Nasdaq”) for the consecutive five (5) full trading days ending on the third trading day immediately preceding (but not including) May 1, 2026.

In November 2025, the FASB issued Accounting Standards Update (“ASU”) 2025-08, Financial Instruments — Credit Losses (Topic 326). ASU 2025-08 expands the use of the gross-up method to certain acquired loans, including purchased seasoned loans (“PSL”), which are loans acquired in a business combination or otherwise purchased after origination that do not meet the definition of purchased credit deterioration (“PCD”) assets. Under ASU 2025-08, the gross-up method also applies to acquired non-PCD loans that qualify as PSL. This eliminates the recognition of “day-one” credit loss expense and instead increases the amortized cost basis of such loans, affecting the pattern of interest income recognized in subsequent periods.

ASU 2025-08 is effective for interim and annual periods in fiscal years beginning after December 15, 2026, and is applied prospectively. Burke & Herbert early adopted this standard as of January 1, 2026, described in Note 1 of the Burke & Herbert’s Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 8, 2026. Accordingly, the pro forma condensed combined financial information has been prepared in conformity with ASU 2025-08 and Burke & Herbert’s accounting policies in effect as of March 31, 2026.

The unaudited pro forma condensed combined consolidated combined statements of income and earnings per share data do not include anticipated cost savings or revenue enhancements. Burke & Herbert is continuing to assess the two companies’ personnel, benefits plans, premises, equipment, computer systems, and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either Burke & Herbert or LNKB and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Burke & Herbert common stock are based on the pro forma combined net income per common share for Burke & Herbert and LNKB divided by the pro forma basic or diluted common shares of the combined entities. The pro forma information includes adjustments related to the fair value of assets and liabilities of LNKB and is subject to adjustment in accordance with ASC 805 for facts and circumstances that existed as of the merger date as additional information becomes available and as final merger data analyses are performed.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Burke & Herbert's common stock or the actual or future results of operations of Burke & Herbert for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2025
(in thousands)

PRO FORMA CONDENSED COMBINED BALANCE SHEET
The unaudited pro forma condensed combined balance sheet as of December 31, 2025, is presented as if the merger had occurred on December 31, 2025.

	Burke & Herbert Financial Services Corp.	LINKBANCORP, Inc.	Transaction Accounting Adjustments		Combined Pro Forma
	(As Reclassified)	(As Reclassified)		Note
Assets
Cash and cash equivalents	$289,127	$52,293	$(41,080)	[3]	$300,340
Securities available for sale, at fair value	1,615,954	262,620	25,210	[4]	1,903,784
Securities held to maturity, at carrying value	—	25,485	(25,485)	[4]	—
Restricted stock, at cost	42,187	7,735	—	—	49,922
Loans held for sale, at fair value	365	—	—	—	365
Loans held for investment, net of deferred fees and costs	5,387,676	2,556,729	(21,528)	[5]	7,922,877
Less: allowance for credit losses	(67,823)	(31,674)	2,951	[6]	(96,546)
Total loans held for investment, net	5,319,853	2,525,055	(18,577)	—	7,826,331
Premises and equipment, net	136,809	15,957	—	—	152,766
Other real estate owned	2,689	—	—	—	2,689
Goodwill	34,149	58,806	10,186	[1]	103,141
Amortizable intangibles, net	41,747	15,366	32,854	[7]	89,967
Company-owned life insurance	213,200	53,708	—	—	266,908
Other assets	224,546	53,904	(916)	[6] [8]	277,534
Total assets	$7,920,626	$3,070,929	$(17,808)		$10,973,747
Liabilities
Non-interest bearing demand deposits	$1,336,380	$603,728	$—	—	$1,940,108
Interest-bearing deposits	5,067,561	1,951,024	208	[9]	7,018,793
Total deposits	6,403,941	2,554,752	208	—	8,958,901
Other short-term borrowings	450,000	75,000	—	—	525,000
Long-term borrowings	—	40,000	120	[10]	40,120
Subordinated debt	87,490	62,281	(203)	[11]	149,568
Other liabilities	124,546	32,464	1,515	[6] [12]	158,525
Total liabilities	7,065,977	2,764,497	1,640	—	9,832,114
Shareholders' Equity
Preferred stock	10,413	—	—	—	10,413
Common stock	7,800	370	2,171	[2]	10,341
Additional paid-in-capital	405,922	266,090	61,094	[2]	733,106
Retained earnings	517,058	42,300	(85,041)	[2]	474,317
Accumulated other comprehensive income (loss)	(58,960)	(2,328)	2,328	[2]	(58,960)
Treasury stock	(27,584)	—	—	—	(27,584)
Total shareholders' equity	854,649	306,432	(19,448)	—	1,141,633
Total liabilities and shareholders' equity	$7,920,626	$3,070,929	$(17,808)	—	$10,973,747

Unaudited Pro Forma Condensed Combined Income Statement
For the Twelve Months Ended December 31, 2025
(in thousands except share and per share data)

PRO FORMA CONDENSED COMBINED INCOME STATEMENT
The unaudited pro forma condensed combined income statement for the fiscal year ended December 31, 2025, presented as if the merger had occurred on January 1, 2025.

	Burke & Herbert Financial Services Corp.	LINKBANCORP, Inc.	Transaction Accounting Adjustments		Combined Pro Forma
	(As Reclassified)	(As Reclassified)		Note
Interest and dividend income
Interest and fees on loans	$382,974	$149,951	$2,654	[5]	$535,579
Interest and dividends on securities	54,171	10,005	306	[4]	64,482
Other interest income	7,848	4,633	—	—	12,481
Total interest and dividend income	444,993	164,589	2,960	—	612,542
Interest expense
Interest on deposits	121,969	52,115	314	[9]	174,398
Interest on borrowings
Short-term borrowings	16,585	3,965	—	—	20,550
Long-term borrowings	10,527	4,219	(110)	[10] [11]	14,636
Total interest expense	149,081	60,299	204	—	209,584
Net interest income	295,912	104,290	2,756	—	402,958
Provision for credit losses	1,523	8,169	2,102	[6]	11,794
Net interest income after provision for credit losses	294,389	96,121	654	—	391,164
Non-interest income
Income from company-owned life insurance	8,130	1,772	—	—	9,902
Service charges and fees	8,197	4,311	—	—	12,508
Gain on sale of securities	147	—	—	—	147
Fiduciary and wealth management	10,455	—	—	—	10,455
Other non-interest income	19,181	15,832	—	—	35,013
Total non-interest income	46,110	21,915	—	—	68,025
Non-interest expense
Salaries and benefits	101,962	43,144	—	—	145,106
Premises and equipment	30,266	13,290	—	—	43,556
Core deposit intangible amortization	15,553	4,291	7,764	[7]	27,608
Legal, accounting and consulting	7,496	2,553	—	—	10,049
FDIC and regulatory	3,904	1,830	—	—	5,734
Other expenses	36,380	10,325	52,000	[3]	98,705
Total non-interest expenses	195,561	75,433	59,764	—	330,758
Income before income taxes	144,938	42,603	(59,110)	—	128,431
Income tax expense	27,632	9,092	(12,413)	—	24,311
Net income	117,306	33,511	(46,697)	—	104,120
Dividends on preferred stock	900	—	—	—	900
Net income applicable to common shareholders	$116,406	$33,511	$(46,697)	—	$103,220
Basic earnings per common share	7.76	0.90	(3.52)	*	5.14
Diluted earnings per common share	7.72	0.90	(3.50)	*	5.12
Basic weighted average number of common shares outstanding	15,006,614	37,173,548	(32,090,943)	[13]	20,089,219
Diluted weighted average number of common shares outstanding	15,073,859	37,315,644	(32,233,039)	[13]	20,156,464
*LNKB average number and diluted were adjusted by the exchange ratio to calculate pro forma EPS calculations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
($ in thousands, except share information)

1.Transaction Accounting Adjustments

At the Effective Time, each share of LNKB common stock, par value $0.01 per share (“LNKB Common Stock”), outstanding immediately prior to the Effective Time, was converted into the right to receive 0.1350 shares (the “Exchange Ratio” and such shares the “Merger Consideration”) of Burke & Herbert common stock, par value $0.50 per share (“Burke & Herbert Common Stock”). Holders of LNKB common stock received cash in lieu of fractional shares. The merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Pursuant to the Merger Agreement, at or immediately prior to the Effective Time, each time-vesting restricted share of LNKB Common Stock granted under LNKB's equity incentive plans (the "LNKB Stock Plans") that was outstanding and unvested immediately prior to the Effective Time, fully vested and received the treatment set forth in the Merger Agreement applicable to shares of LNKB Common Stock, subject to applicable tax withholding as provided in the LNKB Stock Plans and applicable award agreements.

Also pursuant to the Merger Agreement, at or immediately prior to the Effective Time, each outstanding and unsettled restricted stock award granted in respect of LNKB Common Stock under the LNKB Stock Plans (each, an "LNKB RSU"), without any required action on the part of LNKB or any holder of such LNKB RSUs, fully vested (if unvested) and was canceled and automatically converted into the right to receive, with respect to each share of LNKB Common Stock underlying the LNKB RSU, the Merger Consideration, as if such LNKB RSU had been settled in shares of LNKB Common Stock immediately prior to the Effective Time, subject to applicable tax withholding as provided in the LNKB Stock Plans and applicable award agreements.

Pursuant to the Merger Agreement, at the Effective Time, each stock option in respect of shares of LNKB Common Stock granted under the LNKB Stock Plans (each such stock option, an "LNKB Option") that was outstanding immediately prior to the Effective Time, was assumed by Burke & Herbert (such LNKB Option, an "Assumed Option") and converted into a stock option exercisable for (subject to achievement of the applicable time-based vesting conditions based on service after the Closing Date to Burke & Herbert) a number of shares of Burke & Herbert Common Stock equal to the number of shares of LNKB Common Stock underlying the LNKB Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, with an exercise price per share of Burke & Herbert Common Stock equal to the exercise price applicable to the underlying LNKB Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest cent. Each Assumed Option shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding LNKB Option immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each warrant to acquire shares of LNKB Common Stock (each such warrant, an "LNKB Warrant") that was outstanding immediately prior to the Effective Time was converted into a warrant exercisable for a number of shares of Burke & Herbert Common Stock equal to the number of shares of LNKB Common Stock underlying the LNKB Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share. Such warrants have an exercise price per share of Burke & Herbert Common Stock equal to the exercise price applicable to the underlying LNKB Warrant immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest cent, and will otherwise continue to have, and shall be subject to, the same terms and conditions as applied to the underlying LNKB Warrant immediately prior to the Effective Time.

The total estimated fully diluted transaction value (inclusive of the implied value of outstanding in-the-money stock options) for the purpose of this pro forma financial information is approximately $329.7 million based on Burke & Herbert’s closing price of $64.31 per share on April 30, 2026. The following is a summary of the fair value of assets acquired and liabilities assumed in the merger resulting in goodwill. Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired. For purposes of this analysis as of December 31, 2025, goodwill of $69.0 million results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and amounts therein are subject to change based on operations subsequent to December 31, 2025, as additional information becomes available and as additional analyses are performed.

The preliminary pro forma allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation. Adjustments may include, but not be limited to, changes in (a) LNKB’s balance sheet and operating results through the Effective Time of the merger; (b) total merger-related costs if consummation and/or implementation costs vary from currently estimated amounts; and (c) the underlying values of assets and liabilities if market and credit conditions differ from current assumptions.

The pro forma adjustments include the estimated purchase accounting entries to record the merger. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma condensed combined financial information are based upon available information and certain assumptions considered reasonable as of the date of this filing, and may be revised as additional information becomes available.

The following table shows the preliminary pro forma allocation of the estimated consideration to be paid in the merger for LNKB common stock, based on the closing share price of Burke & Herbert common stock of $64.31 on Nasdaq on April 30, 2026 to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the merger.

	LNKB Book	Fair Value		LNKB Fair
	Value	Adjustments		Value
(Dollars in thousands)	December 31, 2025	December 31, 2025	Notes	December 31, 2025
Total purchase price consideration				$329,725
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and equivalents	$52,293		—	$52,293
Securities	295,840	(275)	[4]	295,565
Loans, gross	2,556,729	(21,528)	[5]	2,535,201
Allowance for credit losses	(31,674)	2,951	[6]	(28,723)
Loans, net of allowance	2,525,055	(18,577)	—	2,506,478
Premises and equipment	15,957			15,957
Goodwill and intangibles	74,172	(25,952)	[1]	48,220
Other assets	107,612	(1,357)	[8]	106,255
Total identifiable assets acquired	3,070,929	(46,161)	—	3,024,768
Deposits	2,554,752	208	[9]	2,554,960
Borrowings	115,000	120	[10]	115,120
Subordinated debentures	62,281	(203)	[11]	62,078
Other liabilities	32,464	(587)	[12]	31,877
Total liabilities assumed	2,764,497	(462)	—	2,764,035
Total identifiable net assets	306,432	(45,699)	—	260,733
Pro Forma Goodwill				$68,992

(Dollars in thousands, except share information)
Purchase Price	December 31, 2025
Common shares of LINKBANCORP, Inc.	37,648,926
Total shares to be exchanged	37,648,926
Exchange ratio	0.135
Burke & Herbert shares to be issued	5,082,605
Price per share of Burke & Herbert common stock	$64.31
Purchase price consideration for common stock	326,862
Implied value of stock options	324
Implied value of warrants	2,505
Cash paid for fractional shares	34
Fully diluted transaction value	329,725
Pro Forma Goodwill	$68,992

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025 & Adjustments to the Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2025

2. The Unaudited Pro Forma Condensed Combined Balance Sheet was adjusted to reflect the reversal of LNKB’s historical equity accounts, the purchase price considerations, and the fair value adjustments to record the necessary transaction accounting adjustments for common stock, additional paid in capital ("APIC"), retained earnings, and accumulated other comprehensive income ("AOCI").

		Balance Sheet
(Dollars in thousands, except share information)		December 31, 2025
Transaction accounting adjustment for common stock
Reversal of LINKBANCORP's common stock to APIC		$(370)
Number of Burke & Herbert shares issued	5,082,605
Par value of Burke & Herbert common stock	$0.50
Par value of Burke & Herbert shares issued for merger		2,541
Total transaction accounting adjustment for common stock		$2,171

		Balance Sheet
(Dollars in thousands, except share information)		December 31, 2025
Transaction accounting adjustment for APIC
Reclass LINKBANCORP's common stock to APIC		$370
Reclass LINKBANCORP's retained earnings to APIC		42,300
Reclass LINKBANCORP's AOCI to APIC		(2,328)
LINKBANCORP shares outstanding	37,648,926
Exchange ratio	0.135
Number of Burke & Herbert shares issued	5,082,605
Value assigned to Burke & Herbert common shares	$64.31
Purchase price consideration for common stock	326,862
Implied value of stock options	324
Implied value of warrants	2,505
Cash paid for fractional shares using 5 day average	34
Less: par value of Burke & Herbert common stock issued for merger	2,541

APIC adjustment for Burke & Herbert shares issued	327,184

Less: Existing LINKBANCORP Shareholder Equity	(306,432)
Net adjustment to APIC for stock consideration		20,752
Total transaction accounting adjustment for APIC		$61,094

		Balance Sheet
(Dollars in thousands)		December 31, 2025
Transaction accounting adjustment for retained earnings
Reversal of LINKBANCORP's retained earnings to APIC		$(42,300)
UCL Day 2 provision (see note 6)		(1,661)
Merger cost adjustment (see note 3)		(41,080)
Total transaction accounting adjustments for retained earnings		$(85,041)

		Balance Sheet
(Dollars in thousands)		December 31, 2025
Transaction accounting adjustments for AOCI
Reversal of LINKBANCORP's AOCI to APIC		$2,328
Total transaction accounting adjustment for AOCI		$2,328

3. Merger Cost Adjustment: This adjustment represents the merger costs incurred after the Effective Time that impacted the balance sheet and the income statement. The adjustment impacting the balance sheet is an after-tax adjustment of $41.1 million which reduces our cash position and our retained earnings. The gross adjustment of $52.0 million is reflected on the income statement line item other expenses.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Merger-related expenses	$52,000	$52,000

4. Securities available-for-sale were recorded at fair value at December 31, 2025; therefore, no balance sheet adjustment is necessary. The income statement adjustment includes a prospective reclassification of existing available-for-sale (“AFS”) securities fair value adjustments of $(5.1) million that will be accreted into income based on the expected life of the securities. AFS income statement adjustment includes a reversal of $0.8 million of existing LNKB amortization.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Debt securities available for sale, at fair value	$—	$266

Securities held to maturity (“HTM”) were recorded at amortized cost at December 31, 2025; therefore, the balance sheet requires a net fair value adjustment of $(665.8) thousand. The balance sheet also reflects a transfer of $25.2 million of the HTM securities to AFS. The income statement adjustment includes a prospective reclassification of fair value adjustment that will be accreted into income based on the expected life of the securities. Additionally, the income statement adjustment includes the interest rate mark accretion for the current AFS portfolio and reversal of existing LNKB amortization.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Fair value adjustment on debt securities held-to-maturity, at amortized cost	$(666)	$40
Reversal of existing credit marks on held-to-maturity securities	391	—
Debt securities held-to-maturity, at amortized cost moved to debt securities available-for-sale, at fair value	(25,210)	—
Total adjustment for HTM securities	$(25,485)	$40

5. Adjustment to loans reflects the estimated non-credit fair value mark on the portfolio of $55.2 million and estimated credit fair value mark related to PSL and PCD loans of $28.7 million, and reversal of purchase accounting marks, premiums, discounts and deferred fees and expenses $33.7 million. The accruing loan fair value adjustments will be substantially recognized over the expected life of the loans.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Fair value adjustments on loans acquired
PSL fair value	$(50,574)	$12,644
PCD loans fair value	(4,606)	1,152
Total fair value adjustments for loans	(55,180)	13,796
Reversal of deferred loan fees & purchase accounting marks, net	33,652	(11,142)
Total adjustment to loans	$(21,528)	$2,654

6. Allowance for credit losses was adjusted under ASC 326 to reverse LNKB’s existing allowance for credit losses of $31.7 million and reflect our estimate of expected credit losses. This includes an adjustment for acquired PSL and PCD loans of $28.7 million. A Day 2 adjustment for the unfunded ACL of $(2.1) million is also included in this note, which increases the Other liabilities line item on the Pro Forma Condensed Combined Balance Sheet.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Allowance for credit losses
Reversal of existing allowance	$31,674	$—
CECL ACL Gross-up for PSL loans	(16,784)	—
CECL ACL Gross-up for PCD loans	(11,939)	—
Total adjustment to allowance for credit losses	$2,951	$—

Adjustment to ACL on unfunded commitments	(2,102)	—
Deferred tax asset impact (included in other assets)	441	—
Retained earnings impact	$(1,661)	$—

7. A balance sheet adjustment to intangible assets was made to reverse the existing core deposit intangible (“CDI”) on LNKB's balance sheet of $15.4 million and record the acquired CDI fair value of $48.2 million. The pro forma condensed income statement adjustment reflects the acquired CDI amortization and related amortization adjustment based upon an expected life of seven years using the sum of the years digits method and the reversal of the existing CDI amortization reflected in the LNKB stand-alone income statement.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
CDI	$32,854	$7,764

8. The balance sheet adjustment reflects the net deferred tax asset, at an effective tax rate of 21%, related to the fair value purchase accounting adjustments along with the tax impact related to the recording of the CDI.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Deferred tax asset impact
Fair value adjustments	$(26,394)	$—
Recording of CDI	32,854	—
Items subject to tax	6,460	—
Tax impact (using a 21% tax rate)	$1,357	$—

9. The balance sheet and income statement adjustments reflect the fair values of certain interest-bearing time deposit liabilities based on current interest rates for similar instruments. The fair value adjustment will be accreted over one year. The income statement adjustment also includes the elimination of fair value adjustments from LNKB’s prior acquisitions.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Time Deposits	$208	$314

10. The balance sheet and income statement adjustments reflect the fair values of borrowings based on current interest rates for similar instruments. The fair value adjustment will be amortized over one year.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Borrowings	$120	$120

11. Subordinated debt was adjusted to reflect the fair value adjustments based on current interest rates for similar instruments. This fair value adjustment will be amortized based upon the maturities of these liabilities. The income statement adjustment reflects the amortization adjustment based upon an expected life of seven years and the reversal of the existing amortization reflected in the LNKB stand-alone income statement.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Subordinated debt	$(203)	$(230)

12. Adjustment to reflect a credit mark on unfunded commitments of $1.9 million and a reversal of $2.5 million current LNKB ACL on unfunded commitments for a net impact of $(587.0) thousand.

	Balance Sheet	Income Statement
(Dollars in thousands)	December 31, 2025	December 31, 2025
Reversal of existing unfunded allowance	$(2,507)	$—
Fair value adjustment for unfunded commitments	1,920	—
Total unfunded commitments fair value adjustment	$(587)	$—

13. The pro forma weighted average share calculations have been performed for the year ended December 31, 2025, using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the merger, assuming it occurred at the beginning of each period presented. As the merger is being reflected as if it has occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for both basic and diluted earnings per share assumes that the shares issuable relating to the merger have been outstanding for the entire periods presented.